UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2014

SONIC AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

1-13395	56-2010790
(Commission File Number)	(IRS Employer Identification No.)

4401 Colwick Road Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 566-2400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 14, 2014, the Board of Directors of Sonic Automotive, Inc. (the “Company”) elected John W. Harris, III, Chief Operating Officer and Executive Vice President of Lincoln Harris, LLC, a privately held commercial real estate company, to the Company’s Board as a director, effective that day, with a term expiring at the Company’s 2015 annual meeting of stockholders. Concurrent with his election as a director, Mr. Harris was appointed to the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Board of Directors, and as Vice Chairman of the Compensation Committee. There are no arrangements or understandings between Mr. Harris and any other persons pursuant to which he was selected as a director. There are no transactions involving the Company and Mr. Harris that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

In connection with his election to the Board, Mr. Harris received a grant of 3,105 restricted shares of the Company’s Class A Common Stock pursuant to the Sonic Automotive, Inc. 2012 Formula Restricted Stock Plan for Non-Employee Directors. Mr. Harris also will be entitled to receive compensation for his Board and committee service in accordance with the Company’s Director Compensation Policy, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Director Compensation Policy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

Date: October 15, 2014	By:	/s/ Stephen K. Coss
Stephen K. Coss
Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Director Compensation Policy